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EXHIBIT 16.1


HEIN & ASSOCIATES LLP
Certified Public Accountants and Advisors



August 23, 2007


Securities and Exchange Commission
Washington, D.C. 20549


Commissioners:

We have read Apogee Robotics, Inc.'s statements included under Item 4.01 of its Form 8-K dated February 6, 2007, and we agree with such statements concerning our firm.


/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP





717 17th Street, 16th Floor
Denver, Colorado 80202-3323
Phone: 303-298-9600
Fax: 303-298-8118
www.heincpa.com